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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Michigan Consolidated Gas Company on Form S-3, which includes post-effective amendment no. 1 to Registration Statement No. 333-56333, of our report dated March 13, 2001, appearing in the Annual Report on Form 10-K of Michigan Consolidated Gas Company for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Detroit, Michigan
June 18, 2001